Exhibit 10.13

THE IMPAX LABORATORIES, INC.

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION

PLAN

Effective as of January 1, 2008

Amended and Restated as of December 31, 2007

IMPAX LABORATORIES, INC.

EXECUTIVE NON-QUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I — PURPOSE; EFFECTIVE DATE

1.1.	Purpose. The purpose of this Executive Non-Qualified Deferred Compensation Plan (hereinafter, the “Plan”) is to permit a select group of highly compensated employees of IMPAX LABORATORIES, INC. (and its selected subsidiaries and/or affiliates) to defer the receipt of income which would otherwise become payable to them. This Plan is intended to serve as an amendment to and restatement of the existing IMPAX LABORATORIES, INC. Executive Non-qualifiedDeferred Compensation Plan (hereinafter, the “Existing Plan”), applicable to certain individuals connected with the company, and the interests of any participant in the Existing Plan will become one hundred percent vested and subject to the terms and conditions of this Plan as of the effective date. It is intended that this Plan, by providing these eligible individuals an opportunity to defer the receipt of income, will assist in retaining and attracting individuals of exceptional ability.

1.2.	Plan Type. For purposes of §409A, the portion of the amounts deferred by the Participants and benefits attributable thereto, shall be considered an elective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A), or as otherwise provided by the Code; the portion of the amounts deferred as matching or employer contributions and benefits attributable thereto, shall be considered an nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), or as otherwise provided by the Code.

1.3.	Effective Date. The amended and restated Plan shall be initially effective as of January 1, 2008. It is the intent that all of the amounts deferred and benefits provided under this Plan will be subject to the terms of Section 409A of the Code, and that the Plan has been operated in good faith compliance with Section 409A of the Code and all applicable guidance as of January 1, 2005.

ARTICLE II — DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1.	Account(s). “Account(s)” means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. Account(s) shall be deemed to exist from the time amounts are first credited to such Account(s) until such time that the entire Account Balance has been distributed in accordance with this Plan. The Accounts available for each Participant shall be identified as:

a)	Company Match Account;

b)	Retirement Account; and,

c)	In-Service Account; each Participant may maintain up to two (2) In-Service Accounts based on selecting different times and/or form of payments as selected under Article 5, below.

2.2.	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.

2.3.	Board. “Board” means the Board of Directors of the Company.

2.4.	Change in Control. A “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined and determined under Section 409A(a)(2)(A)(v) of the Code (or its successor provisions), Treasury Notice 2005-1 and any further guidance published with respect to such term. Without in any way limiting the scope of the preceding sentence, a Change of Control shall be deemed to occur on the date upon which one of the following events occurs:

a)	any one person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or more than one person acting as a group (as determined under Treasury regulations), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

b)	any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

c)	a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the Board prior to the date of the appointment or election; or

d)	any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

2.5.	Committee. “Committee” means the Committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6.	Company. “Company” IMPAX LABORATORIES, INC, a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.7.	Compensation. “Compensation” means the base salary payable to and bonus or incentive compensation (including commissions) earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be “wages” for purposes of federal income tax withholding. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, (the “Code”), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee Approval.

2.8.	Deferral Commitment. “Deferral Commitment” means a commitment made by a Participant to defer a portion of Compensation as set forth in Article III, and as permitted by the Committee in its sole discretion. The Deferral Commitment shall apply to each payment of Compensation payable to a Participant, and the Committee is empowered to group the various types of Compensation together for purposes of effecting the election to defer. By way of example: the Committee may apply the election to defer “salary” to salary, commissions, and any other regularly occurring form of compensation; or the Committee may apply the election to defer “bonus” to annual bonuses, short-term bonus, long term bonus arrangements and other forms of incentive based compensation. The Deferral Commitment shall specify the Account or Accounts to which the Compensation deferred shall be credited. With respect to the deferral of salary, such designation shall be made in the form of a whole percentage; with respect to a deferral of bonus or incentive compensation, such designation shall be in the form of a whole percentage, a whole percentage in excess of a stated dollar amount or an exact stated dollar amount. Such Deferral Commitment shall be made in a form and at a time deemed acceptable to the Committee. A Deferral Commitment with respect to any bonus or incentive compensation which is based on services performed over a period of at least twelve (12) months shall be made as provided by the Committee, but no later than six (6) months prior to the end of such performance period.

2.9.	Deferral Period.“Deferral Period” means each calendar year, except that if a Participant first becomes eligible after the beginning of a calendar year, the initial Deferral Period shall be the date the Participant first becomes eligible to participate in this Plan through and including December 31st of that calendar year.

2.10.	Determination Date. “Determination Date” means each business day.

2.11.	Disability. “Disability means a physical or mental condition whereby the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the participant’s employer.

2.12.	Distribution Election. “Distribution Election” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.13.	Discretionary Contribution. “Discretionary Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.5, below.

2.14.	Financial Hardship. “Financial Hardship” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

2.15.	401(k) Plan. “401(k) Plan” means the “Impax Laboratories, Inc. 401(k) Plan”, or any other successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code.

2.16.	Interest. “Interest” means the amount credited to or charged against a Participant’s Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.23, below and in a manner consistent with Section 4.3, below. Such credits or charges to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.17.	Matching Contribution. “Matching Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.4, below, as determined by the Committee in its sole discretion.

2.18.	Participant. “Participant” means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who either, has elected to defer Compensation under this Plan in accordance with Article III, below, or who is determined by the Committee in their sole discretion as being eligible to receive a Discretionary Contribution, or who had an account maintained under the Existing Plan, which will now become subject to the terms and conditions of this Plan. Such individual shall remain a Participant in this Plan for the period of deferral, or credit, and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.19.	Performance Based Compensation. “Performance-Based Compensation” means any bonus or incentive compensation which is based on services performed over a period of at least twelve (12) months shall be made as provided by the Committee, and otherwise meets the definition of such under Treas. Regs. §1-409A-1(e) and other applicable guidance.

2.20.	Plan. “Plan” means this Executive Non-Qualified Deferred Compensation Plan as amended from time to time.

2.21.	Retirement. “Retirement” means the termination of a Participant’s employment with the Company, for reasons other than death or Disability, on or after the attainment of age fifty-five (55) with at least five (5) Years of Service with the Company.

2.22.	Termination. “Termination”, “terminates employment” or any other similar such phrase means the a Participant’s “separation from service” with the Company, for any reason, within the meaning of Section 409A of the Code, and Treas Reg. §1.409A-1(h) and other applicable guidance.

2.23.	Valuation Funds. “Valuation Funds” means one or more of the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant’s Account(s) in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

2.24.	Years of Service. “Years of Service” shall have the meaning provided for such term for purposes of vesting under the 401(k) Plan, whether or not the Participant is a participant in such plan.

ARTICLE III — ELIGIBILITY AND PARTICIPATION

3.1.	Eligibility and Participation.

a)	Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by the Committee from time to time, and approved by the Compensation Committee of the Board.

b)	Participation. An individual’s participation in the Plan shall be effective upon notification to the individual by the Committee of eligibility to participate, and the earlier of a contribution under this Plan being made on behalf of the Participant by the Company or the completion and submission of a Deferral Commitment, a Distribution Election, an Allocation Form, and a Distribution Election to the Committee no later than fifteen (15) days prior to the beginning of the Deferral Period, or as otherwise permitted by the Committee.

c)	First-Year Participation. When an individual first becomes eligible to participate in this Plan during a Deferral Period, and is not a Participant in another plan sponsored by the Company which is considered to be of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A) or (B), or as otherwise provided by the Code, a Deferral Commitment may be submitted to the Committee within thirty (30) days of the individual becoming eligible to participate. Such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee.

3.2.	Form of Deferral Commitment. A Participant may elect to make a Deferral Commitment no later than fifteen (15) days prior to the beginning of the Deferral Period, or at such other time as permitted by the Committee, and in the form permitted by the Committee. The Deferral Commitment shall specify the following:

a)	Timing of Deferral Election. With respect to the deferral of salary, the Participant shall make an election to defer Compensation by filing a Deferral Commitment with the Committee, and such election shall become irrevocable no later than the last day of the calendar year prior to the Deferral Period, except as provided in Section 3.1(c), above; with respect to the Deferral of Performance Based Compensation, the Participant shall make an election to defer Compensation by filing a Deferral Commitment with the Committee, and such election shall become irrevocable no later than six (6) months prior to the end of such performance period to which the compensation relates, except as provided in Section 3.1(c), above.

b)	Deferral Amounts; Accounts. A Deferral Commitment shall be made with respect to each payment and/or type of Compensation payable by the Company to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Retirement or In-Service Accounts. In addition, no amounts shall be deferred into an In-Service Account during a Deferral Period when amounts are scheduled to be made from such Account and until such time as that entire Account Balance has been completely distributed. The Participant shall set forth the amount to be deferred in the manner provided by the Committee.

c)	Allocation to Valuation Funds. The Participant shall specify in a separate form (known as the “Allocation Form”) filed with the Committee, the Participant’s initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

d)	Maximum Deferral. The maximum amount of salary that may be deferred shall be seventy-five percent (75%); the maximum amount of bonus or incentive compensation that may be deferred shall be one hundred percent (100%).

3.3.	Period of Commitment. Any Deferral Commitment made by a Participant with respect to Compensation shall remain in effect for the next succeeding Deferral Period, and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than fifteen (15) days prior to the beginning of a subsequent Deferral Period, except that if a Participant suffers a Disability or terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of Disability or termination.

3.4.	Modification of Deferral Commitment. Except as provided in Sections 3.3, above, and 5.5 and 5.6 below, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

3.5.	Change in Status. If the Committee determines that a Participant’s employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant’s employment with Company, the Participant’s existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, the Committee may, in its sole discretion terminate any Deferral Commitment for that year, and prohibit the Participant from making any future Deferral Commitments.

3.6.	Defaults in Event of Incomplete or Inaccurate Deferral Commitments. In the event that a Participant submits a Deferral Commitment, Allocation Form or Distribution Election to the Committee that contains information necessary to the efficient operation of this Plan which, in the sole discretion of the Committee, is missing, incomplete or inaccurate, the Committee shall be authorized to treat such form as if the following elections had been made by the Participant, and such information shall be communicated to the Participant:

a)	If no Account is listed — treat as if the Retirement Account was elected;

b)	If Accounts listed equal less than 100% — treat as if the balance was deferred into Retirement Account;

c)	If Accounts listed equal more than 100% — proportionately reduce each Account to equal 100%;

d)	If In-Service Account is listed, but no deferrals can be made into that Account due to the fact that benefits are scheduled to be paid or are being paid from that In-Service Account, then the amounts elected to be deferred shall be credited to another In-Service Account, if such other In-Service Account is available for deferral, and if not, then to the Retirement Account during such period of payment, after which time the balance of the amounts elected to be deferred shall be credited to a subsequent In-Service Account with a distribution date as elected or as provided in sub- section (i), below;

e)	If no Valuation Fund is selected — treat as if the Money Market Fund was elected;

f)	If Valuation Fund(s) selected equal less than 100% — treat as if the Money Market Fund was elected for remaining balance;

g)	If Valuation Fund(s) selected equal more than 100% — proportionately reduce each Valuation Fund to equal 100%;

h)	If no Distribution Election is chosen -treat as if lump sum was elected for In-Service Account and treat as if three (3) year was elected for Retirement Account; and,

i)	If no time of payment is chosen for In-Service Account -treat as if the earliest possible date available under the provisions of Section 5.2, below was elected.

ARTICLE IV — DEFERRED COMPENSATION ACCOUNT

4.1.	Accounts. The Compensation deferred by a Participant under the Plan, any Matching or Discretionary Contributions and Interest shall be credited to the Participant’s Account(s) as selected by the Participant, or as otherwise provided in this Article. Separate accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(b), above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2.	Timing of Credits; Withholding. A Participant’s deferred Compensation shall be credited to each Account designated by the Participant as soon as practical after the date the Compensation deferred would have otherwise been payable to the Participant. Any Matching and Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee. Any withholding of taxes or other amounts with respect to deferred Compensation or other amounts credited under this Plan that is required by local, state or federal law shall be withheld from the Participant’s corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee.

4.3.	Valuation Funds. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, Participants shall also be permitted to reallocate the balance in each Valuation Fund among the other available Valuation Funds as determined by the Committee. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time. As of the Effective Date, such elections may be made on a daily basis electronically, and such elections shall become effective on the date made or the next available Determination Date.

4.4.	Matching Contributions. Company shall make a Matching Contribution to the Company Match Account of any Participant designated by the Committee, equal to fifty percent (50%) times the Participant’s Compensation elected to be deferred under this Plan up to a maximum of ten percent (10%) of Compensation. The Matching Contribution shall be credited to the Company Match Account as soon as practical after the end of the Deferral Period, but in no event later than 90 days after the close of such year.

4.5.	Discretionary Contributions. In its sole discretion, Company may make Discretionary Contributions to a Participant’s Account. Discretionary Contributions shall be credited at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board in its sole discretion. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated to the Retirement Account.

4.6.	Determination of Accounts. Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

a)	New Deferrals. Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.

b)	Company Contributions. Each Account shall be increased by any Discretionary and/or Matching Contributions credited since such prior Determination as set forth above in sections 4.4, and 4.5 or as otherwise directed by the Committee.

c)	Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

d)	Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

4.7.	Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant’s Account and Interest thereon as follows:

a)	Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan, including any Interest thereon.

b)	Matching Contributions. A Participant shall become vested in the amount of Matching Contributions credited under this Plan, including any Interest thereon according to the following schedule:

Years of Service	Vesting Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

c)	Discretionary Contributions. A Participant’s Discretionary Contributions and Interest thereon shall become vested as determined by the Committee.

d)	Death, Disability, Termination of Plan, or Change in Control. Notwithstanding anything else to the contrary, a Participant’s Accounts shall become one hundred percent (100%) vested upon death, Disability, Termination of this Plan (as provided in Article IX, below) or a Change in Control.

4.8.	Statement of Accounts. To the extent that the Company does not arrange for Account balances to be accessible online by the Participant, the Committee shall provide to each Participant a statement showing the balances in the Participant’s Account no less frequently than annually.

ARTICLE V — PLAN BENEFITS

5.1.	Company Match Account. The vested portion of a Participant’s Company Match Account shall be distributed to the Participant upon the termination of employment with the Company.

a)	Timing of Payment. Benefits payable from the Company Match Account shall commence as soon as practical after the date of the Participant’s Termination, but in no event earlier than six (6) months following the Participant’s Termination.

b)	Form of Payment. The form of benefit payment shall be that form applicable to the Retirement Account, selected by the Participant in accordance with the provisions of section 5.2, below. If the Form of Payment selected provides for subsequent payments, subsequent payments shall be made on or about the anniversary of the initial payment.

5.2.	Retirement Account. The vested portion of a Participant’s Retirement Account shall be distributed to the Participant upon the termination of employment with the Company.

a)	Timing of Payment. Benefits payable from the Retirement Account shall commence as soon as practical after the date of the Participant’s Termination, but in no event earlier than six (6) months following the Participant’s Termination.

b)	Form of Payment. The form of benefit payment shall be that form selected by the Participant in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the Retirement Account, and as permitted pursuant to Section 5.7 below, except that if the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment. If the Form of Payment selected provides for subsequent payments, subsequent payments shall be made on or about the anniversary of the initial payment.

c)	Special Adjustments. Notwithstanding anything to the contrary, Participants who participated in this Plan prior to December 31, 2007 and for whom an Account had been maintained, the following rules shall apply with respect to the time and form of payment:

i)	Terminated — Those Participants who have terminated or do in fact terminate prior to December 31, 2007, shall have their Accounts paid out at the time and in the form previously selected under the terms of the Plan prior to Restatement;

ii)	Active — Those Participants who remain employed by the Company after December 31, 2007 shall file a Distribution Election which changes the time and form of payment for the Account; such changes shall be reflected by the establishment of various Accounts as provided for and limited by the terms of this Plan. In the event the Participant does not submit such a form by December 31, 2007, the Employer shall be deemed to have submitted such a form indicating the amounts being established in the Retirement Account and providing for a three (3) year payout. Such Distribution Election, submitted by the Participant or deemed by the Employer, shall become irrevocable, except as herein provided, on December 31, 2007.

5.3.	In-Service Account. The vested portion of a Participant’s In-Service Account shall generally be distributed to the Participant upon the date chosen by the Participant.

a)	Timing of Payment. Benefits payable from the In-Service Account shall commence on or about April 15th of the year specified in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the In-Service Account. In no event shall the date selected be earlier than the first day of the sixth calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. In the event that the Participant terminates employment with the Company prior to the date so specified, the benefits under this section shall commence as soon as administratively practical after termination of employment, but no later earlier than six (6) months following the Participant’s Termination.

b)	Form of Payment. The form of benefit payment from the In-Service Account shall be that form selected by the Participant pursuant to Section 5.7, below, except that if the Participant terminates employment with the Company prior to the date so specified, then the In-Service Account shall be paid in the form of a lump sum payment. If the Form of Payment selected provides for subsequent payments, subsequent payments shall be made on or about the anniversary of the initial payment.

c)	Change of Time and/or Form of Payment. The Participant may, subsequently amend the form of payment or the intended date of payment to a date later than that date initially chosen, by filing such amendment with the Committee no later that twelve (12) months prior to the current date of payment. The Participant may file this amendment, provided that each amendment must provide for a payout as otherwise permitted under this paragraph at a date no earlier than five (5) years after the date of payment in force immediately prior to the filing of such request, and the amendment may not take effect for twelve (12) months after the request is made.

5.4.	Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, Company shall pay to the Participant’s Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment as soon as administratively possible. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant’s designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

5.5.	Hardship Distributions. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, terminate the existing Deferral Commitment, and/or make distributions from any or all of the Participant’s Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Financial Hardship is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant’s vested Account balances. If payment is made due to Financial Hardship, the Participant’s deferrals under this Plan shall cease for the period of the Financial Hardship and for twelve (12) months thereafter. If the Participant is again eligible to participate, any resumption of the Participant’s deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

5.6.	Disability Distributions. Upon a finding that a Participant has suffered a Disability, the Committee shall make a distribution of all of the Participant’s Accounts. The amount of such distribution shall be made in the form selected by the Participant applicable to the distribution of the Retirement Account under Section 5.1, above, and shall commence as soon as administratively practical after the determination of such Disability.

5.7.	Form of Payment. Unless otherwise specified in this Article, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election applicable to that Account at the time of the initial deferral or credit to that Account. The permitted forms of benefit payments are:

a)	A lump sum amount which is equal to the vested Account balance; and

b)	Annual installments for a period of up to fifteen (15) years (or in the event of payment of the In-Service Account, a maximum of five (5) years) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

5.8.	Small Account. If the Participant’s vested, unpaid Retirement Account balance as of the time the payments are to commence from the Retirement Account is less than $50,000, the remaining unpaid, vested Retirement Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary; and, if the Participant’s vested, unpaid In-Service Account balance as of the time the payments are to commence from such In-Service Account is less than $25,000, the remaining unpaid, vested In-Service Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.9.	Withholding; Payroll Taxes. Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

5.10.	Payments in Connection with a Domestic Relations Order. Notwithstanding anything to the contrary, the Company may make distributions to someone other than the Participant if such payment is necessary to comply with a domestic relations order, as defined in §414(p)(1)(B), involving the Participant. Where the domestic relations order permits discretion on the part of the non-Participant spouse and such discretion has not been exercised, the Company shall distribute to the non-Participant spouse the amounts subject to the order as soon as practical.

5.11.	Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.12.	Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE VI — BENEFICIARY DESIGNATION

6.1.	Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2.	Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3.	No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

a)	The Participant’s surviving spouse;

b)	The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;

c)	The Participant’s estate.

6.4.	Effect of Payment. Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

ARTICLE VII — ADMINISTRATION

7.1.	Committee; Duties. This Plan shall be administered by the Committee, which shall consist of those individuals named by the Board, except in the event of a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2.	Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4.	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.5.	Election of Committee After Change in Control. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. After a Change in Control, no amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII — CLAIMS PROCEDURE

8.1.	Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding a Disability under this Plan).

8.2.	Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

a)	The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

b)	A description of any additional material or information required and an explanation of why it is necessary, in which event the time frames listed in section 8.1 shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively; and

c)	An explanation of the Plan’s claim review procedure.

8.3.	Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Committee of Claimant’s claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4.	Final Decision. The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding a Disability) after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding a Disability). The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

ARTICLE IX — AMENDMENT AND TERMINATION OF PLAN

9.1.	Amendment. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiary receiving installment payments, except that no amendment shall reduce the amount accrued in any Account as of the date the amendment is adopted.

9.2.	Company’s Right to Terminate. The Board may, in its sole discretion, terminate the entire Plan, or terminate a portion of the Plan that is identified as an elective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A), or as a nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), and require distribution of all benefits due under the Plan or portion thereof, provided that:

a)	The termination of the Plan does not occur proximate to a downturn in the financial health, as determined by the Committee, of the Company;

b)	The Company also terminates all other plans or arrangements which are considered to be of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), or as otherwise provided by the Code, as the portion of the Plan which has been terminated;

c)	No payments made in connection with the termination of the Plan occur earlier than 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination;

d)	All payments made in connection with the termination of the Plan are completed within 24 months following the Plan termination date;

e)	The Company does not establish a new plan of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), within 3 years following the Plan termination date as the portion of the Plan which has been terminated; and,

f)	The Company meets any other requirements deemed necessary to comply with provisions of the Code and applicable regulations which permit the acceleration of the time and form of payment made in connection with plan terminations and liquidations.

ARTICLE X — MISCELLANEOUS

10.1.	Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2.	Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3.	Trust Fund. Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.4.	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5.	Not a Contract of Employment. This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.6.	Protective Provisions. A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.7.	Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, except as preempted by federal law.

10.8.	Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9.	Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in company’s records.

10.10.	Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

IMPAX LABORATORIES, INC.

BY:

DATED: